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                                                                  Exhibit 10(gg)

                                                         [Pioneer Standard Logo]
                                              Pioneer-Standard Electronics, Inc.

April 1, 2002

Mr. Richard A. Sayers II
Senior Vice President HR, Quality Communications
Pioneer-Standard Electronics, Inc.
6065 Parkland Boulevard
Mayfield Heights, OH 44124

Re: SERP Credit

Dear Rick:

     The purpose of this letter is to recognize in a tangible, although deferred, way the valuable service which you have been rendering, and are expected to continue to render, to Pioneer-Standard Electronics Inc. (the "Company"). Because you were hired in mid-career, it will be impossible under the terms of the Supplemental Executive Retirement Plan (the "SERP") maintained by the Company for you to achieve a full service benefit by the time you otherwise would be eligible to retire because eligibility for a full service benefit under the SERP requires 15 years of "Continuous Service." Given the valuable nature of your contributions to the Company and the level of your responsibility at the Company, it is appropriate that arrangements be made to overcome this inequity.

     For that reason, this letter is to provide that upon you remaining fully employed with the Company until the later of age 55 or seven years of Continuous Service as measured under the SERP, you will be considered to have 15 years of Continuous Service for purposes of calculating your Accrued Annual Retirement Benefit under the SERP. To the extent that the benefit calculated on the basis of the foregoing Continuous Service credit is not payable under the SERP, it will be a separate obligation of the Company payable in accordance with the payment timing and other procedures of the SERP.

     If this provision is satisfactory to you, please sign, date and return a copy of this letter to me at your earliest convenience. It will be effective immediately upon your acceptance.

                                        Very truly yours,

                                        PIONEER-STANDARD ELECTRONICS, INC.


                                        By: /s/ Arthur Rhein
                                            ------------------------------------
                                            Arthur Rhein
                                            President and Chief Executive
                                            Officer

Accepted and agreed to this 16th day
of April, 2002.


By: /s/ Richard A. Sayers II
    ---------------------------------